Exhibit 3.1

As Amended and Restated
Effective October 19, 2004

BYLAWS

OF

TOTAL SYSTEM SERVICES, INC.

ARTICLE I. OFFICES

Section 1. Principal Office. The principal office for the transaction of the business of the corporation shall be located in Muscogee County, Georgia, at such place within said County as may be fixed from time to time by the Board of Directors.

Section 2. Other Offices. Branch offices and places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business, whether within or without the State of Georgia.

ARTICLE II. SHAREHOLDERS’ MEETINGS

Section 1. Meetings, Where Held. Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place in the United States within or without the State of Georgia.

Section 2. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as is determined by the Board of Directors of the corporation each year. Provided, however, that if the Board of Directors shall fail to set a date for the annual meeting of shareholders in any year, that the annual meeting of the shareholders of the corporation shall be held on the second Monday in April of each year; provided, that if said day shall fall upon a legal holiday, then such annual meeting shall be held on the next day thereafter ensuing which is not a legal holiday. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman at all annual meetings. In addition to any other applicable requirements, for business to properly come before the meeting, notice of any nominations of persons for election to the Board of Directors or of any other business to be brought before an annual meeting of shareholders by a shareholder must be provided in writing to the Secretary of the corporation not later than the close of business on the 45th day nor earlier than the close of business on the 90th day prior to the date of the proxy statement released to shareholders in connection with the previous year’s annual meeting and such business must constitute a proper subject to be brought before such meeting. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement in connection with such annual meeting as a nominee and to serving as a director if elected), and evidence reasonably satisfactory to the corporation that such nominee has no interests that would limit such nominee’s ability to fulfill his or her duties of office; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the corporation that are owned beneficially and held of record by such shareholder and such beneficial owner. In addition, if the shareholder intends to solicit proxies from the shareholders of the corporation, such shareholder’s notice shall notify the corporation of this intent. If a shareholder fails to notify the corporation of his or her intent to solicit proxies and does in fact solicit proxies, the chairman shall have the authority, in his or her discretion, to strike the proposal or nomination by the shareholder. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2. The chairman shall, if the facts warrant, determine and declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of this Section 2, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3. Special Meetings. A special meeting of the shareholders of the corporation, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the Chief Executive Officer, a majority of the Board of Directors, or one or more shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation. Such a call for a special meeting must state the purpose of the meeting. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman of all special meetings. This section, as it relates to the call of a special meeting of the shareholders of the corporation by one or more shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 4. Notice of Meetings. Unless waived, notice of each annual meeting and of each special meeting of the shareholders of the corporation shall be given to each shareholder of record entitled to vote, not less than ten (10) days nor more than seventy (70) days prior to said meeting. Such notice shall specify the place, day and hour of the meeting; and in the case of a special meeting, it shall also specify the purpose or purposes for which the meeting is called.

Section 5. Waiver of Notice. Notice of any annual or special meeting of the shareholders of the corporation may be waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except when a shareholder attends solely for the purpose of stating, at the beginning of the meeting, an objection or objections to the transaction of business at such meeting.

Section 6. Quorum, Voting and Proxy. Shareholders representing a majority of the issued and outstanding shares of common stock of the corporation shall constitute a quorum at a shareholders’ meeting. Each shareholder shall be entitled to one vote for each share of common stock owned. Any shareholder may be represented and vote at any shareholders’ meeting by proxy, which such shareholder has duly executed in writing or by any other method permitted by the Official Code of Georgia Annotated, filed with the Secretary of the corporation on or before the date of such meeting; provided, however, that no proxy shall be valid for more than 11 months after the date thereof unless otherwise specified in such proxy.

Section 7. No Meeting Necessary When. Any action required by law or permitted to be taken at any shareholders’ meeting may be taken without a meeting if, and only if, written consent, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

ARTICLE III. DIRECTORS

Section 1. Number. The Board of Directors of the corporation shall consist of not less than 8 nor more than 60 Directors. The number of Directors may vary between said minimum and maximum, and within said limits, the shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation may, from time to time, by resolution fix the number of Directors to comprise said Board. This section, as it relates to from time to time, fixing the number of Directors of the corporation by the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 2. Election and Tenure. The Board of Directors of the corporation shall be divided into three classes serving staggered 3-year terms, with each class to be as nearly equal in number as possible. At the first annual meeting of the shareholders of the corporation, all members of the Board of Directors shall be elected with the terms of office of Directors comprising the first class to expire at the first annual meeting of the shareholders of the corporation after their election, the terms of office of Directors comprising the second class to expire at the second annual meeting of the shareholders of the corporation after their election and the terms of office of Directors comprising the third class to expire at the third annual meeting of the shareholders of the corporation after their election, and as their terms of office expires, the Directors of each class will be elected to hold office until the third succeeding annual meeting of the shareholders of the corporation after their election. In such elections, the nominees receiving a plurality of votes shall be elected. This section, as it relates to the division of the Board of Directors into three classes serving staggered 3-year terms, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 3. Powers. The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Articles of Incorporation, bylaws, and such policies and directions as may be prescribed from time to time by the shareholders of the corporation.

Section 4. Meetings. The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders of the corporation, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Lead Director, or by any two or more Directors.

Section 5. Notice and Waiver; Quorum. Notice of any special meeting of the Board of Directors shall be given to each Director personally or by mail, telegram, cablegram or telephone, or by any other means customary for expedited business communications, at least one day prior to the meeting. Such notice may be waived, either before or after the meeting; and the attendance of a Director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a Director states, at the beginning of the meeting, any such objection or objections to the transaction of business. A majority of the Board of Directors shall constitute a quorum at any Directors’ meeting.

Section 6. No Meeting Necessary, When. Any action required by law or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors or committee members. Such consent shall have the same force and affect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

Section 7. Telephone Conference Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in persons at such meeting.

Section 8. Voting. At all meetings of the Board of Directors each Director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the Directors present.

Section 9. Removal. Any one or more Directors or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation at any shareholders’ meeting with respect to which notice of such purpose has been given. This section, as it relates to the removal of Directors of the corporation by the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 10. Vacancies. Any vacancy occurring in the Board of Directors caused by an increase in the number of Directors may be filled by the shareholders of the corporation for a full classified 3-year term, or such vacancy may be filled by the Board of Directors until the next annual meeting of the shareholders. Any vacancy occurring in the Board of Directors caused by the removal of a Director shall be filled by the shareholders, or if authorized by the shareholders, by the Board of Directors, for the unexpired term of the Director so removed. Any vacancy occurring in the Board of Directors caused by a reason other than an increase in the number of Directors or removal of a Director may be filled by the Board of Directors, or the shareholders, for the unexpired term of the Director whose position is vacated. Vacancies in the Board of Directors filled by the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or the sole remaining Director, as the case may be.

Section 11. Dividends. The Board of Directors may declare dividends payable in cash or other property out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the preceding fiscal year, or out of the unreserved and unrestricted earned surplus of the corporation, as they may deem expedient.

Section 12. Committees. In the discretion of the Board of Directors, said Board from time to time may elect or appoint, from its own members, one or more committees as said Board may see fit to establish. Each such committee shall consist of two or more Directors, and each shall possess such powers and be charged with such responsibilities, subject to the limitations imposed by applicable law, as the Board by resolution may from time to time prescribe.

Section 13. Officers and Salaries. The Board of Directors shall elect all officers of the corporation and fix their compensation, except that the Board shall not have the responsibility to approve salaries for officers who are not executive officers.

Section 14. Compensation of Directors. Directors as such shall be entitled to receive compensation for their service as Directors and such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof, as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an adjournment be had because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for serving upon and attending meetings of such committees.

Section 15. Emeritus Directors. When a member of the Board of Directors of the corporation attains seventy two (72) years of age, such director shall automatically, at his option, either (i) retire from the Board of Directors of the corporation; or (ii) be appointed as a member of the Emeritus Board of Directors of the corporation. Notwithstanding the previous sentence, once a member of the Board of Directors of the corporation has (a) attained sixty-two (62) years of age and (b) served five (5) consecutive years as a member of the Board of Directors of the corporation, he may request an immediate appointment to the Emeritus Board of Directors of the corporation, and the Board of Directors of the corporation, in its discretion, may grant such request. Members of the Emeritus Board of Directors of the corporation shall be appointed annually by the Chairman of the Board of Directors of the corporation at the Annual Meeting of the Board of Directors of the corporation, or from time to time thereafter. Each member of the Emeritus Board of Directors of the corporation, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding Annual Meeting of the

Board of Directors of the corporation. Any individual appointed as a member of the Emeritus Board of Directors of the corporation may, but shall not be required to, attend meetings of the Board of Directors of the corporation and may participate in any discussions thereat, but such individual may not vote at any meeting of the Board of Directors of the corporation or be counted in determining a quorum at any meeting of the Board of Directors of the corporation, as provided in Section 5 of Article III of the bylaws of the corporation. It shall be the duty of the members of the Emeritus Board of Directors of the corporation to serve as goodwill ambassadors of the corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors of the corporation or in any manner otherwise be deemed to be a member of the Board of Directors of the corporation. Each member of the Emeritus Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation and shall remain eligible to participate in any Director Stock Purchase Plan maintained by, or participated in, from time to time by the corporation according to the terms and conditions thereof.

Section 16. Advisory Directors. The Board of Directors of the corporation may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the corporation. Any individual appointed to serve as a member of an Advisory Board of Directors of the corporation shall be entitled to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum for such meeting. It shall be the duty of members of the Advisory Board of Directors of the corporation to advise and provide general policy advice to the Board of Directors of the corporation at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individuals shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise deemed a director. The same compensation paid to directors for their services as directors shall be paid to members of an Advisory Board of Directors of the corporation for their services as advisory directors. Each member of the Advisory Board of Directors except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been appointed.

ARTICLE IV. OFFICERS

Section 1. Selection. The Board of Directors at each annual meeting shall elect or appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, each to serve for the ensuing year and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board, a Chief Operating Officer, one or more Vice Chairmen of the Board, one or more Chairmen of the Board-Emeritus, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors, in its discretion, shall determine are desirable for the management of the business and affairs of the corporation. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Executive Vice President, First Vice President, Second Vice President, etc., according to seniority or rank, and any person may hold two or more offices, except that neither the Chief Executive Officer nor the President shall also serve as the Secretary.

Section 2. Removal, Vacancies. Any officers of the corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

Section 3. Chief Executive Officer. The Chief Executive Officer shall, under the direction of the Board of Directors, have responsibility for the general direction of the corporation’s business, policies and affairs. The Chief Executive Officer shall have such other authority and perform such other duties as usually appertain to the chief executive office in business corporations or as are provided by the Board of Directors.

Section 4. President The President shall, under the direction of the Chief Executive Officer, have direct superintendence of the corporation’s business, policies, properties and affairs. The President shall have such further powers and duties as from time to time may be conferred upon or assigned to such officer by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5. Vice President. The Executive Vice Presidents, if any, and Vice Presidents shall have such powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. An Executive Vice President or other officer may be responsible for the assignment of duties to subordinate Vice Presidents.

Section 6. Secretary. It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and Directors of meetings as provided by these bylaws; and to perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

Section 7. Treasurer. The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the Board of Directors, the Chairman of the Board, the Chief Executive Officer, and the President fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, Chairman of the Board, the President or the Treasurer.

ARTICLE V. CONTRACTS, ETC.

Section 1. Contracts, Deeds and Loans. All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chief Executive Officer, Chairman of the Board, the President, any Executive Vice President, any Group Executives who report directly to such Executive Vice Presidents, or by such other officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.

Section 2. Proxies. The Chief Executive Officer, Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the corporation shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which the corporation may hold securities, and at and in connection with any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power to execute proxies and written waivers and consents in relation thereto. In the case of conflicting representation at any such meeting, the corporation shall be represented by its highest ranking officer, in the order first above stated. Notwithstanding the foregoing, the Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

ARTICLE VI. CHECKS AND DRAFTS

        Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.

ARTICLE VII. STOCK

Section 1. Certificates of Stock. Shares of capital stock of the corporation shall be issued in certificate or book-entry form. Certificates shall be numbered consecutively and entered into the stock book of the corporation as they are issued. Each certificate shall state on its face the fact that the corporation is a Georgia corporation, the name of the person to whom the shares are issued, the number and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the corporation.

Section 2. Signature; Transfer Agent; Registrar. Share certificates shall be signed by the President or any Vice President and by the Secretary or an Assistant Secretary of the corporation, and shall bear the seal of the corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any officer of the corporation appearing thereon may be a facsimile signature. In case any officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such officer before such certificate is issued, it may nevertheless be issued with the same effect as if he continued to be such officer on the date of issue.

Section 3. Stock Book. The corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the corporation, a book, to be known as the stock book of the corporation, containing in alphabetical order name of each shareholder of record, together with his address, the number of shares of each kind, class or series of stock held by him and his social security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the corporation, shall be available for inspection and copying by any shareholder at any meeting of the shareholders upon request, or, for a bona fide purpose which is in the best interest of the business of the corporation, at other times upon the written request of any shareholder or holder of a voting trust certificate. The stock book may be inspected and copied either by a shareholder or a holder of a voting trust certificate in person, or by their duly authorized attorney or agent. The information contained in the stock book and share register may be stored on punch cards, magnetic tape, or any other approved information storage devices related to electronic data processing equipment, provided that any such method, device, or system employed shall first be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by shareholders or for any other proper corporate purpose.

Section 4. Transfer of Stock; Registration of Transfer. The stock of the corporation shall be transferred only by surrender of the certificate and transfer upon the stock book of the corporation. Upon surrender to the corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes, it shall be the duty of the corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate and record the transactions upon the stock book of the corporation.

Section 5. Registered Shareholders. Except as otherwise required by law, the corporation shall be entitled to treat the person registered on its stock book as the owner of the shares of the capital stock of the corporation as the person exclusively entitled to receive notification, dividends or other distributions, to vote and to otherwise exercise all the rights and powers of ownership and shall not be bound to recognize any adverse claim.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than seventy (70) nor less than ten (10) days before the date of any such meeting nor more than seventy (70) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise be recognized as shareholders for any other related propose, notwithstanding any registration of a transfer of shares on the stock book of the corporation after any such record date so fixed.

Section 7. Lost Certificates. When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation, transfer agent or registrar is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner’s compliance with all of the following conditions, to-wit: (a) He shall file with the Secretary of the corporation, and the transfer agent or the registrar, his request for the issuance of a new certificate, with an affidavit setting for the time, place and circumstances of the loss; (b) He shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the corporation and the transfer agent or the registrar, or other agreement of indemnity acceptable to the corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar from any and all damage, liability and expense of every nature whatsoever resulting from the corporation’s or the transfer agent’s or the registrar’s issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Board of Directors, the Chief Executive Officer or the President of the corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances.

Section 8. Replacement of Mutilated Certificates. A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with the conditions set forth in Section 7 of this Article VII.

ARTICLE VIII. INDEMNIFICATION AND REIMBURSEMENT

        Subject to any express limitations imposed by applicable law, every person now or hereafter serving as a director, officer, employee or agent of the corporation and all former directors and officers, employees or agents shall be indemnified and held harmless by the corporation from and against the obligation to pay a judgement, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the corporation; (b) because he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or an accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

        Reasonable expenses incurred in any proceeding shall be paid by the corporation in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

        The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

        The provisions of this Article VIII shall cover proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. If any part of this Article VIII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

ARTICLE IX.

MERGERS, CONSOLIDATIONS AND OTHER DISPOSITIONS OF ASSETS

        The affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation shall be required to approve any merger or consolidation of the corporation with or into any corporation, and the sale, lease, exchange or other disposition of all, or substantially all, of the assets of the corporation to or with any other corporation, person or entity, with respect to which the approval of the corporation’s shareholders is required by the provisions of the corporate laws of the State of Georgia. This Article shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation.

ARTICLE X.

CRITERIA FOR CONSIDERATION OF TENDER OR OTHER OFFERS

Section 1. Factors to Consider. The Board of Directors of the corporation may, if it deems it advisable, oppose a tender or other offer for the corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider all or any of the following:

(i)	whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

(ii)	whether a more favorable price could be obtained for the corporation’s securities in the future;

(iii)	the impact which an acquisition of the corporation would have on the employees and customers of the corporation and its subsidiaries and the communities which they serve;

(iv)	the reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the corporation and its subsidiaries and the future value of the corporation’s stock;

(v)	the value of the securities, if any, that the offeror is offering in exchange for the corporation’s securities, based on an analysis of the worth of the corporation as compared to the offeror or any other entity whose securities are being offered; and

(vi)	any antitrust or other legal or regulatory issues that are raised by the offer.

Section 2. Appropriate Actions. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation’s securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.

ARTICLE XI. AMENDMENT

        Except as otherwise specifically provided herein, the bylaws of the corporation may be altered, amended or added to by a majority of the issued and outstanding shares of common stock of the corporation present and voting therefor at a shareholders’ meeting or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all the Directors then holding office at any meeting of the Board of Directors.

bylaws\tss-BYLAWS-July2004.doc